The Chefs’ Warehouse, Inc. - 8-K/A

Exhibit 23.1

Consent of Independent Auditors

The Chefs’ Warehouse, Inc.

Ridgefield, Connecticut

We hereby consent to the use in the Current Report on Form 8-K/A of The Chefs’ Warehouse, Inc. filed under the Securities Exchange Act of 1934, as amended, on May 20, 2015 of our report dated February 20, 2015 relating to the audited combined financial statements of Del Monte Capitol Meat Company, T.J. Foodservice Company, Inc. and TJ Seafood, LLC (collectively, “Del Monte Meat Company”) as of December 27, 2014 and December 28, 2013, and for the fiscal years ended December 27, 2014, December 28, 2013 and December 29, 2012, and the related notes thereto, and to the incorporation by reference of the report into the Registration Statement on Form S-8 (Registration Statement No. 333-175974), the Registration Statement on Form S-3 (Registration Statement No. 333-187348) and the Registration Statement on Form S-4 (Registration Statement No. 333-187349), in each case filed under the Securities Act of 1933, as amended, by The Chefs’ Warehouse, Inc.

/s/BDO USA, LLP

San Francisco, California

May 19, 2015